SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 DATE OF EARLIEST EVENT REPORTED: MARCH 25, 1998

                       INDUSTRIAL DATA SYSTEMS CORPORATION
               (Exact name of registrant as specified in charter)

      NEVADA                           000-22061                 88-0322261
(State or other jurisdiction   (Commission file number)       (IRS employer
    of incorporation)                                        Identification No.)



   600 CENTURY PLAZA DRIVE, SUITE 140, HOUSTON, TEXAS          77073-6013
          (Address of principal executive offices)             (Zip code)

       Registrant's telephone number, including area code: (281) 821-3200

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        On March 25, 1998, Industrial Data Systems Corporation (the "Company") consummated the purchase of 1,000 shares of common stock which represents all of the issued and outstanding shares of stock in Constant Power Manufacturing Incorporated ("CPM") from John L. "Jack" Ripley ("Shareholder"), in a tax-free exchange for a total of 300,000 newly-issued shares of common voting stock of the Company equaling 3% of the Company's issued and outstanding shares, pursuant to the terms of a Stock Acquisition Agreement dated March 25, 1998, incorporated by reference as Exhibit 2.1 of this Current Report on Form 8-K. CPM is a power systems manufacturer headquartered in Houston, TX with annual revenues in 1997 of approximately $3.5 million. The consideration paid was determined in accordance with the parties assessment of the fair market value of CPM and the trading price of the Company's stock at the date of acquisition.

        The signing of the Letter of Intent was originally announced on February 19, 1998, with a follow-up announcement reporting the completion of the acquisition released on March 27, 1998.

        In connection with the acquisition, CPM entered into an Employment Agreement with Jack Ripley for a two year period commencing March 25, 1998. Stipulated in the Employment Agreement, CPM agreed to pay a signing bonus to Jack Ripley in the amount of (a) Two Hundred Thousand dollars ($200,000.00) at closing, and (b) full value of two certificates of deposit held by CPM within 14 days of maturity. Maturity dates of said certificates of deposit are June 14, 1999 and November 1, 1999, consecutively. Subsequently, a First Amendment to Employment Agreement was signed on April 3, 1998, which assigns the $200,000.00 bonus payment to Mattie Ripley, spouse of Jack Ripley and declares payment of such bonus to be in accordance with a mutually acceptable schedule. For additional terms and conditions pursuant to the Employment Agreement, see the Employment Agreement filed herewith as Exhibit 10.19 and the First Amendment to Employment Agreement filed herewith as Exhibit 10.20.

        Also in connection with the acquisition, Jack Ripley entered into a Pledge Agreement with Company whereby he has agreed to pledge his stock in Company to secure his indemnification obligations contained in Article 11 of the Stock Acquisition Agreement dated March 25th, 1998. For additional terms and conditions pursuant to the Pledge Agreement, see the Pledge Agreement filed herewith as Exhibit 10.22

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        Also in connection with the acquisition, CPM entered into an Employment
Agreement with R. Tilden Smith for a two year period commencing March 25, 1998. For terms and conditions pursuant to the Employment Agreement, see the Employment Agreement filed herewith as Exhibit 10.21

        Prior to this acquisition, John L. "Jack" and Mattie Ripley were not shareholders in the Registrant and did not individually or in the aggregate hold a controlling interest in the Registrant.

        The Registrant currently intends to continue to operate the business formerly conducted by John L. "Jack" Ripley for the foreseeable future. The foregoing statement of the Registrant's intention is a forward looking statement within the meaning of Section 21E of the Securities Exchange Act of 1934, and is based on certain assumptions, including among others, general economic conditions, management's expectations regarding the operating results of the Registrant, the capital requirements of continuing CPM's current business, and others. Should these assumptions change, or prove to be inaccurate, the Registrant's actual future conduct of CPM's business could differ materially from the intention stated.

        The above descriptions of the Stock Acquisition Agreement, the Employment Agreements and Amendments thereof, and Pledge Agreement do not purport to be complete and are qualified in their entirety by the full text of such documents which are attached as Exhibits hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (A)    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

        The Company has determined that the acquisition of Constant Power Manufacturing Incorporated's common stock described in Item 2 hereof does not meet the significance thresholds, set forth in Rule 3.05 (b) of Regulation S-X, for the filing of financial statements of the business acquired.

        (B)    PRO FORMA FINANCIAL INFORMATION.

        The Company has determined that the acquisition of Constant Power Manufacturing Incorporated's common stock described in Item 2 hereof does not meet the significance thresholds, set forth in Rule 11.01 (b) (1) of Regulation S-X, for the filing of pro forma financial information.

        (C)    EXHIBITS.

2.1 Stock Acquisition Agreement, dated March 25, 1998, by and among Industrial Data Systems Corporation, John L. "Jack" Ripley, and Constant Power Manufacturing Incorporated.

10.19 Employment Agreement, dated March 25, 1998, by and between Constant Power Manufacturing Incorporated and Jack Ripley.

10.20 First Amendment to Employment Agreement, dated April 3, 1998, by and between Jack Ripley and Constant Power Manufacturing Incorporated.

10.21 Employment Agreement, dated March 25, 1998, by and between Constant Power Manufacturing Company, Inc. and R. Tilden Smith.

10.22 Pledge Agreement, dated March 25, 1998, by and between Industrial Data Systems Corporation and John L. "Jack" Ripley.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INDUSTRIAL DATA SYSTEMS CORPORATION

Dated: April 17, 1998                       BY: /s/ HULDA L. COSKEY
                                            Chief Financial Officer, Director

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                                  EXHIBIT INDEX

EXHIBIT        DESCRIPTION

2.1 Stock Acquisition Agreement, dated March 25, 1998, by and among Industrial Data Systems Corporation, John L. "Jack" Ripley, and Constant Power Manufacturing Incorporated.

10.19 Employment Agreement, dated March 25, 1998, by and between Constant Power Manufacturing Incorporated and Jack Ripley.

10.20 First Amendment to Employment Agreement, dated April 3, 1998, by and between Jack Ripley and Constant Power Manufacturing Incorporated.

10.21 Employment Agreement, dated March 25, 1998, by and between Constant Power Manufacturing Company, Inc. and R. Tilden Smith.

10.22 Pledge Agreement, dated March 25, 1998, by and between Industrial Data Systems Corporation and John L. "Jack" Ripley.

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